UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2025
INNOVAGE HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-40159	81-0710819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8950 E. Lowry Boulevard Denver, CO		80230
(Address of principal executive offices)		(Zip Code)
(844) 803-8745
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INNV	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On August 8, 2025, Total Community Options, Inc. (the “Borrower”), a wholly-owned subsidiary of InnovAge Holding Corp. (the “Company”), entered into that certain Amendment No. 2 (the “Second Amendment”), by and among the Borrower, TCO Intermediate Holdings, Inc. (“Holdings”), the lenders party thereto, the issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent and swingline lender (the “Agent”). The Second Amendment amends that certain Credit Agreement, dated as of March 8, 2021 (as amended, restated, supplemented or otherwise modified prior to the Second Amendment, the “Existing Credit Agreement,” and as amended by the Second Amendment, the “Amended Credit Agreement”), by and among the Borrower, Holdings the lenders party thereto and the Agent.

The Second Amendment amended the Existing Credit Agreement to, among other things: (i) refinance the existing term loan with the proceeds of a $50.7 million term loan A facility (the “Term Facility”) and proceeds from a draw under the new revolving credit facility (the “Revolver”); (ii) refinance the commitments under the existing revolving credit facility with new commitments for a $100.0 million Revolver; and (iii) extend the maturity date of both the Term Facility and the Revolver to August 8, 2028 from March 8, 2026. Interest on borrowings outstanding under the Amended Credit Agreement will be, at the Borrower’s option, at a rate of either the Secured Overnight Financing Rate or the Alternate Base Rate, plus a margin determined in accordance with the Borrower’s secured net leverage ratio as set forth in the Amended Credit Agreement.

The remaining terms of the Amended Credit Agreement, including with respect to guarantees, collateral, default provisions, covenants and representations, are substantially the same as the terms under the Existing Credit Agreement.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety to the full text of the Second Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Form on Form 8-K is incorporated by reference into this Item 2.03.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

The following exhibits are filed as part of this report:

Exhibit	Description

10.1
Amendment No. 2, dated as of August 8, 2025, by and among Total Community Options, Inc., TCO Intermediate Holdings, Inc., JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto (including Exhibit A, which is a conformed copy of the Amended Credit Agreement)

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVAGE HOLDING CORP.

Date: August 11, 2025	By:	/s/ Benjamin C. Adams
	Name:	Benjamin C. Adams
	Title:	Chief Financial Officer